                                                                    EXHIBIT 99.1

                           SIGHT RESOURCE CORPORATION
                           Consolidated Balance Sheet
                                 (In thousands)
                                   (unaudited)

                                                             As of
                                                      September 30, 2004
                                                      ------------------
                                                         (unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents                                $     591
Accounts Receivable, Net of Allowance                          673
Inventories                                                  1,315
Prepaid Expenses and Other Current Assets                      144

Total Current Assets                                         2,723
                                                         ---------
Property and Equipment, net                                    235
                                                         ---------
Other Assets:
Intangible Assets, net                                          na

          Total assets                                   $   2,958
                                                         =========
LIABILITIES
Post Petition Liabilities:
Accounts Payable                                               348
Wages & Salaries                                               273
Taxes                                                           19

Total Post Petition Liabilities                                640
                                                         ---------
Secured Liabilities                                            434
                                                         ---------
Pre Petition Liabilities:
Taxes & Other Priority Liabilities                             827
Unsecured Liabilities                                        8,327

Total Pre Petition Liabilities                               9,154
                                                         ---------

Total Liabilities                                           10,228
                                                         ---------
Paid-in capital                                             51,067
Accumulated deficit Pre Petition                           (58,188)
Retained Earnings Post Petition                               (149)

Total stockholders' equity                                  (7,270)
                                                         ---------
          Total Liabilities & Equity                     $   2,958
                                                         =========

See accompanying notes to consolidated financial statements

                           SIGHT RESOURCE CORPORATION
                      Consolidated Statement of Operations
                                 (In thousands)
                                   (unaudited)

                                                           Filing to Date
                                                           --------------
                                                      June 24 thru Sept 30, 2004
                                                      --------------------------
Net revenue                                                 $       4,915

Cost of revenue                                                     1,312
                                                            -------------
Gross profit                                                        3,602

Selling, general and administrative expenses                        3,463
                                                            -------------
Income (loss) from operations                                         139

Non-operating expenses                                               (290)
                                                            -------------
Net Loss                                                             (151)
                                                            -------------

See accompanying notes to consolidated financial statements.

                          NOTES TO FINANCIAL STATEMENTS

(1) On June 24, 2004 (the "Chapter 11 Bankruptcy Filing Date"), Sight Resource Corporation (the "Company") and its subsidiaries each filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. No trustee has been appointed, and the Company and its subsidiaries continue to manage their business as debtors in possession.

(2) The accompanying statements are unaudited, have been prepared to comply with filing requirements of the Office of the United States Trustee, and do not conform to generally accepted accounting principles. The last audit of the Company's financial statements was completed as of and for the period ended December 29, 2001.

(3) The accompanying financial statements have been prepared on a basis reflecting the write off, as of a date prior to the Chapter 11 Bankruptcy Filing Date, of all goodwill and other intangible assets. Except for the write off of goodwill and other intangible assets, the financial statements have been prepared on a "going concern" basis and do not reflect any reductions in the carrying value of assets or other adjustments that may be appropriate for financial statements prepared on a liquidation basis.

(4) The liabilities reflected in the accompanying financial statements do not include claims of lessors in respect of store leases rejected by the Company during the bankruptcy process. Such claims will be substantial. There may also be other claims filed by creditors against the Company in the Chapter 11 proceedings that are not reflected as liabilities in the accompanying financial statements.

(5) The Accumulated Deficit Pre-Petition has been calculated on the basis of unaudited operating results since December 29, 2001 (that being the date of the last audit of the Company's financial statements) and reflecting the write off, as of the date prior to the Chapter 11 Bankruptcy Filing Date, of all goodwill and other intangible assets.

(6) Non-Operating Expenses are net of interest income and include professional fees and U.S. Trustee fees.